UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

May 11, 2010 (May 6, 2010)

Date of report (Date of earliest event reported)

Hexcel Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8472	94-1109521
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Two Stamford Plaza

281 Tresser Boulevard

Stamford, Connecticut  06901-3238

(Address of Principal Executive Offices and Zip Code)

(203) 969-0666

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.03  Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective as of May 6, 2010, Hexcel’s bylaws were amended to specify that the board shall fix the number of directors from time to time by resolution.  The by-laws continue to require that there be at least 3, and no more than 15, directors.  The bylaws, as amended and restated to reflect this change, are filed as an exhibit hereto.

Item 5.07   Submission of Matters to a Vote of Security Holders

(a)          Hexcel’s annual meeting of shareholders was held on May 6, 2010.

(b)         The shareholders elected all of Hexcel’s nominees for director and ratified the appointment of PricewaterhouseCoopers LLP as Hexcel’s independent registered public accounting firm for 2010.

Election of Directors

Name of Director	Shares For	Shares Against	Broker Non-Votes

Joel S. Beckman	66,612,678	5,682,707	17,721,372
David E. Berges	67,624,178	4,671,207	17,721,372
Lynn Brubaker	70,737,828	1,557,557	17,721,372
Jeffrey C. Campbell	71,054,238	1,241,147	17,721,372
Sandra L. Derickson	70,727,922	1,567,463	17,721,372
W. Kim Foster	71,049,764	1,245,621	17,721,372
Jeffrey A. Graves	70,593,230	1,702,155	17,721,372
David C. Hill	71,052,483	1,242,902	17,721,372
David C. Hurley	70,589,951	1,705,434	17,721,372
David L. Pugh	66,644,788	5,650,597	17,721,372

Ratification of PricewaterhouseCoopers LLP

For	86,983,465
Against	2,989,368
Abstain	43,924

Section 9—Financial Statements and Exhibits

Item 9.01                                               Financial Statements and Exhibits

(d)                                 Exhibits

3                                          Bylaws of Hexcel Corporation, amended and restated as of May 6, 2010.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXCEL CORPORATION

May 11, 2010

/s/ Ira J. Krakower
Ira J. Krakower
Senior Vice President, General Counsel & Secretary

Exhibit Index

Exhibit No.	Description

3	Bylaws of Hexcel Corporation, amended and restated as of May 6, 2010.